UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 1, 2008 Date of Report (Date of earliest event reported)

NYSE Euronext
(Exact name of registrant as specified in its charter)

Delaware	001-33392	20-5110848
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

11 Wall Street
New York, New York		10005
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 656-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17
CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

     As previously disclosed, on January 17, 2008, NYSE Euronext and The Amex Membership Corporation (“MC”), the parent company of American Stock Exchange LLC, announced that they had entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which NYSE Euronext agreed to acquire MC through a merger (the “Merger”) of a successor entity of MC with and into Amsterdam Merger Sub, LLC, a wholly owned subsidiary of NYSE Euronext.

     On October 1, 2008, the Merger was completed. The press announcing the completion of the merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     Pursuant to the terms of the Merger Agreement, as a result of the completion of the transaction, (1) each holder of a regular membership of MC became entitled to receive 8,138.1194 shares of NYSE Euronext common stock and (2) each holder of an options principal membership of MC became entitled to receive 7,198.8754 shares of NYSE Euronext common stock, in each case, with any fractional shares to be paid in cash. A total of 6,783,429 shares of NYSE Euronext common stock were issued in the Merger. In addition, each holder of a regular or options principal membership of MC will be entitled to receive additional consideration calculated by reference to the net proceeds, if any, from the sale of the Amex headquarters in lower Manhattan, if such sale occurs within a specified period of time and certain conditions are satisfied.

     Also as previously disclosed on July 31, 2008, effective upon the date of the completion of the Merger, the board of directors of NYSE Euronext approved the removal of the transfer restrictions on the remaining 41.8 million shares issued as part of the business combination transaction between New York Stock Exchange, Inc. and Archipelago Holdings, Inc., which was completed on March 7, 2006. Accordingly, on October 1, 2008, the transfer restrictions on these shares were released. These shares were previously restricted until March 2009.

     Also as previously announced on March 18, 2008, NYSE Euronext’s board of directors authorized the repurchase of up to $1 billion of NYSE Euronext common stock, which NYSE Euronext expects to commence following the closing of the Merger. Under the program, NYSE Euronext may repurchase stock from time to time at the discretion of management in open market or privately negotiated transactions or otherwise. This stock repurchase program does not obligate NYSE Euronext to repurchase any dollar amount or number of shares of NYSE Euronext common stock and any such repurchases will be made in compliance with applicable United States and European laws, regulations and approvals and subject to strategic considerations, market conditions and other factors. NYSE Euronext’s stock repurchase program may be accelerated, suspended, delayed or discontinued at any time.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
99.1	Press release entitled “NYSE Euronext Completes Acquisition of American Stock Exchange,” dated October 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYSE EURONEXT

Dated: October 1, 2008	By: /s/ Janet Kissane
Name: Janet Kissane
Title: Senior Vice President and Corporate Secretary